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                                                                    EXHIBIT 99.1


(IMAX LOGO)

IMAX CORPORATION

2525 Speakman Drive
Mississauga, Ontario, Canada L5K 1B1
Tel: (905)403-6500 Fax: (905)403-6450


             IMAX ANNOUNCES PRICING OF $160 MILLION OF SENIOR NOTES

Toronto, Canada - November 19, 2003 -- IMAX Corporation (Nasdaq:IMAX; TSX:IMX) today announced that it has signed a purchase agreement for the sale of $160 million in aggregate principal amount of 9 5/8% senior notes with a maturity of December 1, 2010. All of the proceeds of this offering will be used to purchase or redeem the Company's outstanding 7 7/8% senior notes due December 2005, plus related fees and expenses, completing the Company's initiative, begun in 2001, of addressing the refinancing of its outstanding debt.

The notes have not been, and will not be registered under the U.S. Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release contains forward looking statements that are based on management assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Some of these risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and in the subsequent reports filed by the Company with the Securities and Exchange Commission.

                                       ###

For additional information please contact:

  MEDIA:                                           ANALYSTS:
  IMAX CORPORATION, New York                       IMAX CORPORATION, New York
  Romi Schutzer                                    Jennifer Gery
  212-821-0144                                     212-821-0144
  rschutzer@imax.com                               jgery@imax.com

  ENTERTAINMENT MEDIA:                             BUSINESS MEDIA:
  Newman & Company, Los Angeles                    Sloane & Company, New York
  Al Newman                                        Whit Clay
  818-784-2130                                     212-446-1864
  asn@newman-co.com                                wclay@sloanepr.com